Exhibit 99.1
C. James Prieur Appointed To Ambac Board of Directors
NEW YORK, NY, January 5, 2016 (GLOBE NEWSWIRE) -- Ambac Financial Group, Inc. (Nasdaq: AMBC) (“Ambac”), a holding company whose subsidiaries, including Ambac Assurance Corporation (“Ambac Assurance”), provide financial guarantees and other financial services, today announced C. James Prieur was appointed as a Director of Ambac. Mr. Prieur was also appointed to Ambac’s Audit and Compensation Committees. With this appointment, Ambac’s Board is comprised of six Directors, five of whom are independent.
Commenting on today’s announcement, Chairman Jeffrey S. Stein said, “We are pleased to welcome Jim to the Board. As a seasoned insurance executive, we are confident that Jim will add substantially to our efforts to enhance shareholder value.”
Nader Tavakoli, President and Chief Executive Officer of Ambac said, “I would also like to extend a warm welcome to Jim and look forward to working with him. Jim’s experiences in insurance, and in managing asset-liability programs, are an excellent fit for our Board and we are sure to benefit greatly from his insights and expertise.”
Mr. Prieur added, “It is an extremely exciting time at Ambac. I look forward to joining the Board and working with the impressive management team to unlock value for Ambac’s shareholders.”
C. James Prieur is a former Chief Executive Officer of CNO Financial Group, Inc. and has over 30 years of finance, investment management, risk management, and international business experience. Mr. Prieur served as Chief Executive Officer and director of CNO Financial Group, Inc. from 2006 until his retirement in 2011. CNO Financial Group is a life insurance holding company focused on the senior middle income market in the U.S.  Prior to joining CNO Financial Group, Mr. Prieur had been with Sun Life Financial since 1979. He began his career at Sun Life Financial in Investments, and in 1997 he was named Senior Vice President and General Manager for U.S. operations, and became corporate President and Chief Operating Officer in 1999, a position Mr. Prieur occupied until he left Sun Life Financial to join CNO Financial Group. While at Sun Life Financial, Mr. Prieur managed multiple lines of business, including life, annuities, and health products in the United States, Canada, the United Kingdom and Asia.  Mr. Prieur is currently a Director of Manulife Financial Corporation.
About Ambac
Ambac Financial Group, Inc., ("Ambac"), headquartered in New York City, is a holding company whose subsidiaries, including its principal operating subsidiary, Ambac Assurance Corporation ("Ambac Assurance"), Everspan Financial Guarantee Corp., and Ambac Assurance UK Limited ("Ambac UK"), provide financial guarantees and other financial services to clients in both the public and private sectors globally. Ambac Assurance, including the Segregated Account of Ambac Assurance (in rehabilitation), is a guarantor of public finance and structured finance obligations. Ambac is also selectively exploring opportunities involving the acquisition and/or development of new businesses. Ambac‘s common stock trades on the NASDAQ Global Select Market under the symbol “AMBC”. The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates to the status of certain primary residential mortgage backed securities litigations. For more information, please go to www.ambac.com.
Contact
Abbe F. Goldstein, CFA
Managing Director, Investor Relations and Corporate Communications
(212) 208-3222; agoldstein@ambac.com
Forward-Looking Statements
Certain statements in this document are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ, possibly materially, from those included in these statements due to a variety of factors. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those described in our most recent SEC-filed quarterly or annual report under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and under “Risk Factors.”
Source: Ambac Financial Group, Inc.

2